SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report: January 26, 2006
                        (Date of earliest event reported)

                             The Topps Company, Inc.

             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    000-15817
                            (Commission File Number)

                                   11-2849283
                         (I.R.S. Employer Identification No.)

                    One Whitehall Street, New York, NY 10004
                                 (212) 376-0300
          (Address of principal executive offices and telephone number)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRANCE INTO A MATERIAL DEFINITIVE AGREEMENT

On January 26, 2006, Topps Europe Limited ("Topps Europe"), a subsidiary of The Topps Company, Inc. (the "Company"), entered into a license agreement (the "Agreement") with The Football Association Premier League Limited (the "Premier League").

The Agreement is not effective until June 1, 2007. Under its terms, Topps Europe agrees to pay certain minimum guarantees and royalties to the Premier League and Topps Europe is authorized to manufacture and distribute trading cards, stickers and albums of the players who compete in the Football Association Premier League. The Agreement grants Topps Europe the right to feature both the names and likenesses of the players and the logos and marks of the team clubs and the Premier League. The term of the Agreement is three years.

The Agreement will be filed as an exhibit to the Company's annual report on Form 10-K for the year ended on February 25, 2006, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 07, 2006

                             THE TOPPS COMPANY, INC.





By:    s/  Catherine K. Jessup
       ---------------------------
Name:      Catherine K. Jessup
Title: Vice President CFO & Treasurer






                                End of Filing